Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Registration Statement of Dionex Corporation on Form S-8 of our reports dated July 21, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Dionex Corporation for the year ended June 30, 1997.

DELOITTE & TOUCHE LLP


San Jose, California
October 27, 1997